                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       -----------------------------------

                                   FORM 8-K/A

                                  AMENDMENT TO
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 1, 2004

                       Allegheny Technologies Incorporated
                  ---------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                         1-12001                25-1792394
----------------------------           ------------          ------------------
(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)                File Number)          Identification No.)

             1000 Six PPG Place, Pittsburgh, Pennsylvania 15222-5479
        -----------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (412) 394-2800

         On June 15, 2004, Allegheny Technologies Incorporated ("ATI") filed an initial Current Report on Form 8-K with the Securities and Exchange Commission, reporting that a subsidiary of ATI acquired substantially all of the assets of J&L Specialty Steel, LLC ("J&L"), a producer of stainless steel, on June 1, 2004. This report amends Item 7, Financial Statements and Exhibits, to report the historical financial statements of J&L and the pro forma financial information, as required by Item 7.

    (a)  Item 7. Financial Statements and Exhibits                        PAGE

    (b)  Financial Statements of Businesses Acquired
         (i)    Report of Independent Auditors                             F-1

         (ii)   Consolidated Balance Sheet as of
                December 31, 2003 (audited)                                F-2

         (iii)  Consolidated Statement of Operations for the
                year ended December 31, 2003 (audited)                     F-3

         (iv)   Consolidated Statement of Shareholder Equity (Deficit)
                for the year ended December 31, 2003 (audited)             F-4

         (v)    Consolidated Statement of Cash Flows for the year
                ended December 31, 2003 (audited)                          F-5

    (c)  Pro forma financial information (unaudited)                       P-1

         (i)    Pro forma Balance Sheet for ATI and J&L as of March
                31, 2004                                                   P-2

         (ii)   Pro forma Statement of Operations for ATI and J&L
                for the Three Months Ended March 31, 2004                  P-4

         (iii)  Pro forma Statement of Operations for ATI and J&L
                for the Year Ended December 31, 2003                       P-5

    (d)  Exhibits

    23.1 Consent of KPMG LLP, independent public accountants for J&L Specialty Steel, LLC, filed herewith.

ITEM 7 (A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED





                            J&L SPECIALTY STEEL, LLC

                        Consolidated Financial Statements

                                December 31, 2003

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
J&L Specialty Steel, LLC:


We have audited the accompanying consolidated balance sheet of J&L Specialty Steel, LLC and subsidiaries as of December 31, 2003 and the related consolidated statements of operations, shareholder equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of J&L Specialty Steel, LLC and subsidiaries as of December 31, 2003 and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As further discussed in note 2 to the consolidated financial statements, the Company has negative working capital and a shareholder deficit as of December 31, 2003 and has incurred a net loss for the year ended December 31, 2003. In addition, substantially all of the Company's assets are held for sale as of December 31, 2003. These matters raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ KPMG LLP


Pittsburgh, Pennsylvania
April 30, 2004, except as to note 12,
   which is as of June 1, 2004

                            J&L SPECIALTY STEEL, LLC

                           Consolidated Balance Sheet

                                December 31, 2003

                    (Dollars in thousands, except share data)


                                     ASSETS

Current assets:
     Cash and cash equivalents                                                               $  11,246
     Trade receivables, net of allowances of $2,395                                             36,383
     Trade receivables from affiliates                                                           1,372
     Inventories                                                                               118,073
     Prepaid expenses and other current assets                                                   4,872
                                                                                             ---------
                 Total current assets                                                          171,946
     Property, plant, and equipment                                                                550
     Other noncurrent assets                                                                     3,120
                                                                                             ---------
                 Total assets                                                                $ 175,616
                                                                                             =========

                  LIABILITIES AND SHAREHOLDER EQUITY (DEFICIT)
Current liabilities:
     Trade accounts payable                                                                  $  70,400
     Accrued employee compensation and benefits                                                  8,962
     Other accrued liabilities                                                                  13,082
     Current portion of long-term debt obligations                                                 482
     Borrowings from affiliates                                                                269,174
                                                                                             ---------
                 Total current liabilities                                                     362,100
                                                                                             ---------
     Long-term debt obligations                                                                  3,235
     Postretirement benefits liability                                                         158,107
     Other noncurrent liabilities                                                                3,459
                                                                                             ---------
                 Total liabilities                                                             526,901

Shareholder equity (deficit):
     Preferred stock, $0.01 per share par value. Authorized 2,000,000 shares;                     --
        no issued and outstanding shares)
     Common stock, $0.01 per share par value. Authorized 100,000,000 shares;                       388
        issued and outstanding 38,763,000 shares)
     Additional paid-in capital                                                                463,135
     Accumulated other comprehensive loss                                                      (62,800)
     Retained deficit                                                                         (752,008)
                                                                                             ---------
                 Total shareholder equity (deficit)                                           (351,285)
                                                                                             ---------
                 Total liabilities and shareholder equity (deficit)                          $ 175,616
                                                                                             =========


See accompanying notes to consolidated financial statements

                            J&L SPECIALTY STEEL, LLC

                      Consolidated Statement of Operations

                          Year ended December 31, 2003

                             (Dollars in thousands)


Trade sales, net                                       $ 417,849
Sales to affiliates, net                                  13,722
                                                       ---------
                 Total sales, net                        431,571
                                                       ---------
Cost of products sold                                    415,504
Depreciation and amortization expenses                    23,318
Selling, general, and administrative expenses             46,545
Asset impairment charge                                  242,094
Benefit plan curtailment charge                           27,536
                                                       ---------
                 Total operating expenses                754,997
                                                       ---------
                 Operating loss                         (323,426)
Interest expense, net                                     (4,228)
Other expense, net                                        (3,193)
                                                       ---------
                 Loss before income taxes               (330,847)
Income tax benefit                                        (2,367)
                                                       ---------
                 Net loss                              $(328,480)
                                                       =========


See accompanying notes to consolidated financial statements.

                            J&L SPECIALTY STEEL, LLC
             Consolidated Statement of Shareholder Equity (Deficit)
                          Year ended December 31, 2003
                    (Dollars in thousands, except share data)


                                  COMMON                                        ACCUMULATED
                                  SHARES                        ADDITIONAL        OTHER           RETAINED
                                ISSUED AND        COMMON          PAID-IN      COMPREHENSIVE      EARNINGS/
                               OUTSTANDING        STOCK           CAPITAL          LOSS           (DEFICIT)          TOTAL
                               -----------        ------        ----------     -------------     -----------       ---------
Balance, December 31, 2002      38,763,000        $  388          440,835         (35,418)        (423,528)         (17,723)
Net loss                              --             --              --              --           (328,480)        (328,480)
Other comprehensive loss              --             --              --           (27,382)            --            (27,382)
                                                                                                                   --------
     Comprehensive loss               --             --              --              --               --           (373,585)
Capital contribution                  --             --            22,300            --               --             22,300
                                ----------        ------          -------         -------         --------         --------
Balance, December 31, 2003      38,763,000        $  388          463,135         (62,800)        (752,008)        (351,285)
                                ==========        ======          =======         =======         ========         ========


See accompanying notes to consolidated financial statements.

                            J&L SPECIALTY STEEL, LLC

                      Consolidated Statement of Cash Flows

                          Year ended December 31, 2003

                             (Dollars in thousands)

Cash flows from operating activities:
     Net loss                                                                     $(328,480)
     Adjustments to reconcile net loss to net cash used by
        operating activities:
           Amortization of intangibles and depreciation                              23,318
           Asset impairment charge                                                  242,094
           Benefit plan curtailment charge                                           27,536
           Changes in certain assets and liabilities:
              Trade receivables                                                       8,558
              Trade receivables - affiliates                                            452
              Inventories                                                            (8,412)
              Prepaid expenses and other current assets                              (4,202)
              Other noncurrent assets                                                   204
              Trade accounts payable                                                  3,582
              Accrued employee compensation and benefits                             (1,699)
              Other accrued liabilities                                                 353
              Postretirement benefits liability                                      17,400
              Other noncurrent liabilities                                               24
                                                                                  ---------
                 Net cash used by operating activities                              (19,272)
                                                                                  ---------
Cash flows from investing activities:
     Capital expenditures                                                           (14,932)
                                                                                  ---------
                 Net cash used by investing activities                              (14,932)
                                                                                  ---------
Cash flows from financing activities:
     Capital lease payments                                                            (124)
     Borrowing from affiliate, net                                                   56,110
     Repayments of long-term debt obligations                                       (35,228)
     Repayments on industrial development notes                                      (1,508)
     Capital contribution from parent                                                22,300
                                                                                  ---------
                 Net cash provided by financing activities                           41,550
                                                                                  ---------
                 Net increase in cash and cash equivalents                            7,346
Cash and cash equivalents, beginning of year                                          3,900
                                                                                  ---------
Cash and cash equivalents, end of year                                            $  11,246
                                                                                  =========
Supplemental disclosure of cash flow information:
     Cash paid for interest                                                       $     194
     Cash paid for income taxes                                                        --

Noncash investing and financing activities:
     During 2003, postretirement benefit liability increased by $27,382 with a corresponding increase in accumulated other comprehensive loss of $27,382 related to the recording of an additional minimum pension liability



See accompanying notes to consolidated financial statements.

                            J&L SPECIALTY STEEL, LLC

                   Notes to Consolidated Financial Statements

                                December 31, 2003

                             (Dollars in thousands)



(1)    ORGANIZATION AND NATURE OF OPERATIONS

       J&L Specialty Steel, LLC (J&L or the Company) is a manufacturer of flat rolled stainless steel. The Company's ultimate parent is Arcelor S.A. (Arcelor), a Luxembourg corporation. The Company manufactures various grades of stainless steel in the form of cold rolled stainless steel sheet and strip, hot rolled stainless steel sheet and strip, and continuous mill plate, as well as stainless steel slabs. The Company operates within a single business segment, stainless steel, and predominantly within a single geographic area, the continental United States. The Company's stainless steel is used in a wide variety of industrial, commercial, and consumer products including: pressure vessels, chemical and refinery equipment, environmental control equipment, cargo containers, sinks, transportation equipment, beer kegs, fast food equipment, automated bank teller machines, automobile trim, exhaust systems, kitchen appliances, and utensils. Approximately 50% of the Company's products are sold to steel service centers. The remainder of the Company's products is sold to stainless steel converters, manufacturers of finished industrial and consumer products, and exporters.

       At present, an integral part of the Company's stainless steel production process involves the use of a hot strip mill. The Company does not operate a hot strip mill and maintains tolling arrangements with other companies for the use of their hot strip mills. The Company's dependence on these arrangements could subject it to interruption in service due to strikes and other production disruptions at the providers' facilities, which are not within the Company's control. Should this interruption occur, it could have a material adverse effect on the Company's financial condition and results of operations.

       Virtually all of the Company's hourly labor force is represented by the United Steelworkers of America, AFL-CIO (USWA). The USWA workers located at the Company's two manufacturing facilities are covered by separate collective bargaining agreements. Both agreements expire on July 1, 2008.

       On March 31, 2003, J&L Specialty Steel, Inc., a Pennsylvania corporation, was merged into its newly created subsidiary, J&L Specialty Steel, LLC, a Delaware limited liability company. J&L Specialty Steel, LLC was the sole surviving entity after the merger. Pursuant to the Plan of Merger, all of the rights and obligations of J&L Specialty Steel, Inc. were assigned to and assumed by J&L Specialty Steel, LLC. This merger was undertaken for various business reasons including tax planning as the Company desired to transform its business organization from a corporation into a limited liability company, and a merger was required under state law in order to effect such a transformation.

(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (A)    BASIS OF CONSOLIDATION AND PRESENTATION

              As of December 31, 2003, substantially all of the Company's assets are held for sale by Arcelor. On February 16, 2004, Arcelor and the Company entered into an asset purchase agreement with a third party. Substantially all of the Company's assets and certain working capital liabilities are covered by the agreement. Since that date, the parties to the agreement have successfully completed integration trials, due diligence, antitrust approval, and agreements in principle for restructured union contracts. The closing date for the Agreement is scheduled for June 1, 2004.



                                     F-6                             (Continued)

                            J&L SPECIALTY STEEL, LLC

                   Notes to Consolidated Financial Statements

                                December 31, 2003

                             (Dollars in thousands)


              On December 1, 2003, the Company sold certain of its subsidiaries to an affiliate. These subsidiaries were not engaged in steelmaking operations and are not part of the asset purchase agreement noted above. The change in the specific subsidiaries comprising the Company's consolidated group is considered a change in the reporting entity. The results of operations of the sold subsidiaries have not been included in the Company's consolidated financial statements.

              Except for the subsidiaries noted above, the consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

              The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has negative working capital and a shareholder's deficit of $(190,154) and $(351,285), respectively, as of December 31, 2003. The Company incurred a net loss of $(328,480), including an asset impairment charge of $242,094, for the year ended December 31, 2003. In addition, as noted above, substantially all of the Company's assets are held for sale as of December 31, 2003. These matters raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

              The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (B)    CASH EQUIVALENTS

              Cash equivalents, consisting primarily of commercial paper and money market funds, are stated at cost, which approximates fair market value. For purposes of the statement of cash flows, the Company considers all highly liquid investments with maturity of three months or less at acquisition to be cash equivalents.

       (C)    CREDIT CONCENTRATION AND RISK

              Customers for the Company's products are principally in the United States (see note 1). Credit is extended based on an evaluation of the customer's financial condition and, in general, collateral is not required.

       (D)    INVENTORIES

              Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

       (E)    PROPERTY, PLANT, AND EQUIPMENT

              Property, plant, and equipment are initially recorded at cost. Expenditures for additions and betterments are capitalized, while those for maintenance and repairs are expensed as incurred.




                                     F-7                             (Continued)

                            J&L SPECIALTY STEEL, LLC

                   Notes to Consolidated Financial Statements

                                December 31, 2003

                             (Dollars in thousands)


              Depreciation is recorded on the straight-line method over the estimated useful lives of the assets. All property, plant, and equipment is held for sale as of December 31, 2003 and is no longer being depreciated.

       (F)    LONG-LIVED ASSET IMPAIRMENT

              As described in note 2(a), substantially all of the Company's assets are held for sale as of December 31, 2003. An impairment charge for all long-lived assets was recorded in December 2003. The amount of the impairment charge was based on consideration of the results of a bidding process conducted for the sale of the Company's assets and the terms of the asset purchase agreement described in note 2(a). The amount of the impairment charge was $242,094.

       (G)    REVENUE RECOGNITION

              The Company recognizes revenue upon shipment of product to customers. A reserve for product claims is recorded based on an analysis of historical claim activity. All amounts billed to a customer related to shipping and handling are included in sales with the corresponding cost included in cost of products sold.

       (H)    INCOME TAXES

              On March 31, 2003, the Company changed from a C-Corporation to an LLC. As an LLC, there is no tax provision recorded for the period subsequent to the change to LLC status. The change to LLC status did not have a significant effect on the Company's financial statements given the Company's recent losses and since all net deferred tax assets in existence at the date of change had been previously reserved through a valuation allowance.

       (I)    FAIR VALUE OF FINANCIAL INSTRUMENTS

              The Company's significant financial instruments consist primarily of variable rate debt obligations. As a result, the carrying values of these instruments are not significantly different from their fair values.

(3)    INVENTORIES

       Inventory balances as of December 31, 2003 consist of the following:

                        Raw materials                   $  9,744
                        Work-in-process                   95,489
                        Finished goods                    12,840
                                                        --------
                                         Total          $118,073
                                                        ========


(4)    PROPERTY, PLANT, AND EQUIPMENT

       The balance of property, plant, and equipment as of December 31, 2003 of $550 relates to a plant facility in Detroit. The facility is held for sale. Substantially all of the Company's remaining property, plant, and equipment are included in the asset purchase agreement described in note 2 and have been reduced to a




                                     F-8                             (Continued)

                            J&L SPECIALTY STEEL, LLC

                   Notes to Consolidated Financial Statements

                                December 31, 2003

                             (Dollars in thousands)


       zero value. Depreciation expense for the year ended December 31, 2003 was $22,710. There was no interest capitalized during 2003. As of December 31, 2003, purchase commitments for capital expenditures were approximately $1,735.

(5)    SHORT-TERM BORROWING FACILITIES

       The Company has no credit facilities with any third-party bank as of December 31, 2003. Short term debt consisted of the following related party amounts:

           Arcelor Treasury SNC                     $ 262,167
           Arcelor Finance SCA                          7,007
                                                    ---------
                            Total                   $ 269,174
                                                    =========

       On July 22, 2002, the Company entered into a Bilateral Cash Management and Financial Transaction agreement with Arcelor Treasury SNC to provide virtually all financing for the Company. The lending agreement between Arcelor and the Company provides for a borrowing interest rate based on the London Interbank Offering Rate (LIBOR), plus a fixed margin. The weighted daily average interest rate was 1.61% in 2003 and interest payable as of December 31, 2003 was $291.

       The Company agreed with Arcelor Treasury SNC to amend the Bilateral Cash Management and Financial Transaction agreement, to not make any additional loans, and to pay monthly in arrears interest that accrues. The Company has not repaid any of the principal or made any interest payments under this agreement as of December 31, 2003. The agreement has no stated maturity date.

       On December 10, 2003, the Company entered into a $15.0 million Revolving Credit arrangement with Arcelor Finance SCA secured by the Company's inventory and accounts receivable. The lending agreement between Arcelor and the Company provides for a borrowing interest rate based on the LIBOR, plus a fixed margin. The weighted average interest rate was 1.88% for December. The company has not repaid any of the principal or made any interest payments under this agreement. Per the agreement, unpaid interest is added to the outstanding principal amount. The agreement expires on June 10, 2004.

(6)    LONG-TERM DEBT OBLIGATIONS

       Long-term debt as of December 31, 2003 consisted of the following:

           2% - 4% industrial development notes          $3,717
             Less: current portion                          482
                                                         ------
                 Total                                   $3,235
                                                         ======

       On January 6, 2003, the Company repaid its $9,975 7.0% Pollution Control Refunding Revenue Bonds due June 1, 2002 through June 1, 2008.


                                     F-9                            (Continued)

                            J&L SPECIALTY STEEL, LLC

                   Notes to Consolidated Financial Statements

                                December 31, 2003

                             (Dollars in thousands)

       On September 22, 2003, the Company repaid its borrowings from a lender related to accounts receivable related financing. The balance outstanding as of December 31, 2002 was $26,219.

       Maturities of long-term debt in each of the next five years are as follows: 2004 - $482; 2005 - $483; 2006 - $548; 2007 - $437; 2008 - $450;
       and 2009 and thereafter - $1,317.

(7)    PENSION AND OTHER POSTRETIREMENT BENEFITS

       Information as of December 31, 2003 is as follows:

                                                                                            OTHER
                                                                      PENSION           POSTRETIREMENT
                                                                     BENEFITS              BENEFITS
                                                                     ---------          --------------
       Accumulated benefit obligation                                $ 165,764              109,874
       Fair value of plan assets                                        73,464                7,134
                                                                     ---------            ---------
                        Funded status                                $ (92,300)            (102,740)
                                                                     =========            =========
       Accrued benefit cost recognized in the balance sheet          $ (92,300)             (65,807)
                                                                     =========            =========
       Weighted average assumptions:
            Discount rate                                                 6.00%                6.00%
            Expected return on plan assets                                9.00%                9.00%
            Rate of compensation increase                            3.00 - 4.00%               N/A

       For measurement purposes, a 10.0% annual rate of increase in the per capita cost of covered health care benefits was assumed for 2003. The rate was assumed to decrease gradually to 4.50% for 2010 and remain at that level thereafter.

       During 2003, the Medicare Reform Act (the Act) was passed. The above measures of benefit obligations and benefit costs do not reflect the estimated effects of the Act. Specific authoritative guidance on the accounting for provisions of the Act has been issued and is generally applicable for reporting periods beginning after June 15, 2004.

                                                                                            OTHER
                                                                      PENSION           POSTRETIREMENT
                                                                     BENEFITS              BENEFITS
                                                                     ---------          --------------
       Benefit cost                                                   $13,671               9,422
       Employer contributions                                           1,718               3,995
       Benefits paid                                                    9,156               3,995


       The assumptions used at the beginning of 2003 to determine 2003 benefit cost were a discount rate of 6.75%, expected return on plan assets of 9.0%, and rate of compensation increase of 3.0%.

       As of December 31, 2003, postretirement benefits liability includes $62,800 of additional minimum liability. A corresponding amount has been recorded as accumulated comprehensive loss.



                                     F-10                            (Continued)

                            J&L SPECIALTY STEEL, LLC

                   Notes to Consolidated Financial Statements

                                December 31, 2003

                             (Dollars in thousands)


       During 2003, the Company recorded an estimated curtailment loss of $27,536 since it is probable a curtailment will occur related to the Company's benefit plans for substantially all employees.

       The Company also sponsors defined contribution plans for its employees. The Company recognized $1,209 of expense related to these plans during 2003.

(8)    INCOME TAXES

       Subsequent to March 31, 2003, the Company operated as a LLC. As a result, there is no provision for income tax expense (benefit) for this period related to the Company's operations.

       No provision for income tax expense (benefit) has been recorded for the first 3 months of 2003 since the Company incurred a loss in this period and the increase in the deferred tax asset valuation allowance offset any potential tax benefit.

       The $2,367 income tax benefit recorded for 2003 relates to the settlement with taxing authorities of outstanding issues related to prior years.

(9)    RELATED-PARTY TRANSACTIONS

       Effective January 1, 2001, the Company entered into three agreements with an affiliate. The fees for services provided under these agreements totaled $1,503 for 2003, and are recorded in selling, general, and administrative expenses in the statement of operations.

       The Management Service Agreement encompasses services and assistance provided by an affiliate, including but not limited to advisory services, general or specific research, and coordination of business operations. The contract is automatically renewed each year.

       The Research Agreement allows the Company to participate in a group R&D program. This annual agreement specifies a list of projects to be developed. The fees paid by the Company are based on the actual level of spending incurred by affiliates during the year. The Company will be granted a royalty free user's license with respect to the results of these endeavors.

       The Technical Assistance Agreement provides for all specific individual agreements, organizing the technical services requested by the Company.

       Effective March 1, 2002, the Company entered into a Services Agreement with Arcelor. This agreement does not cancel or replace any of the previous agreements and defines the provision of various administrative services by Arcelor to the Company. The fee for services provided under this agreement totaled $1,500 for 2003, and are recorded in selling, general, and administrative expenses in the statement of operations.

       In addition to the above mentioned agreements, the Company has purchased various steel products and other services from Arcelor or its affiliates. Purchases of steel from Arcelor or its affiliates during 2003 totaled $11,263. There were no outstanding payables at the end of the year.


       Interest expense related to borrowings from affiliates was $4,085 during 2003.



                                     F-11                            (Continued)

                            J&L SPECIALTY STEEL, LLC

                   Notes to Consolidated Financial Statements

                                December 31, 2003

                             (Dollars in thousands)

(10)   STOCK COMPENSATION PLANS

       On February 26, 1999, the Company's board of directors authorized the adoption of the 1999 Performance Unit Plan (Plan), under which 3,876,300 participant units may be granted to key employees of the Company. A participant unit entitles the holder to the right to receive an amount equal to a calculated increase in the fair market value of each unit the employee holds. The fair market value is derived from a formula using the Company's earnings multiplied times a share price/earnings ratio selected by the board of directors of the Company, less the Company's debt.

       The table below presents the activity under the Plan:

                                                          UNITS            UNITS            UNITS
            DATE OF GRANT                    PRICE       GRANTED         FORFEITED       OUTSTANDING
       -------------------------            -------      -------         ---------       -----------
       February 25, 1999                    $ 6.375      319,200          146,400          172,800
       June 25, 1999                          6.375       22,100             --             22,100
       December 7, 1999                       9.300      379,700          137,900          241,800
       September 13, 2000                     9.300       17,200             --             17,200
                                                         -------          -------          -------
                                                         738,200          284,300          453,900
                                                         =======          =======          =======

       During 2003, 23,700 units associated with certain management personnel were forfeited.

       No units were exercised in 2003. Participation units vest in one-third increments on the first three anniversary dates after the date of grant and have a maximum term of six years.

       No compensation expense was recorded in 2003 under the Plan.

(11)   COMMITMENTS

       The Company has, as of December 31, 2003, $7,006 in standby letters of credit outstanding with several banks in support of certain Company obligations.

       On June 1, 2002, the Company entered into a 5-year exclusive sole source contract with a vendor to purchase certain manufacturing support services for the Company's DRAP Line. The five-year contract contains no minimum purchase provisions and includes a lien on certain machinery and equipment.

       The Company has $1,179 of cash as of December 31, 2003, which is restricted for specific use under an escrow agreement and supply contract with an external party.

       The Company leases certain property, plant, and equipment under various operating lease agreements. The total rent expense for the year ended December 31, 2003 was $2,364.

       Future minimum lease payments required under noncancelable operating leases that have initial or remaining lease terms in excess of one year as of December 31, 2003 are: 2004 - $987; 2005 - $834; 2006 - $800; 2007
       - $783; 2008 - $759; and thereafter - $2,561.



                                     F-12                            (Continued)

                            J&L SPECIALTY STEEL, LLC

                   Notes to Consolidated Financial Statements

                                December 31, 2003

                             (Dollars in thousands)

       Other noncurrent assets and other noncurrent liabilities each include $1,560 and $1,777 related to capital lease arrangements, respectively. The underlying interest rates range from 3.81% to 5.7%. Future lease payments are approximately: 2004 - $219; 2005 - $219; 2006 - $219; 2007 -
       $219; 2008 - $219; and thereafter - $1,575.

(12)   SUBSEQUENT EVENT

       On June 1, 2004, the transaction described in note 2(a) between Arcelor, the Company, and a third party was completed.

ITEM 7 (b) PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

On June 1, 2004, a subsidiary of Allegheny Technologies Incorporated ("ATI") acquired substantially all of the assets of J&L Specialty Steel, LLC ("J&L"), a producer of stainless steel. The consideration for the acquisition consisted of a payment of $7.5 million at closing, the issuance to J&L of a promissory note in the principal amount of $7.5 million that matures on June 1, 2005, the issuance to J&L of a promissory note in the principal amount of $52.2 million, which is subject to adjustment on the terms set forth in the asset purchase agreement and has a final maturity of July 1, 2011, and the assumption of certain current liabilities. The transaction was accounted for as a purchase business combination.

The following unaudited pro forma condensed combined balance sheet gives effect to the acquisition of certain assets of J&L Specialty Steel, LLC (J&L), including certain effects of the new labor agreement with United Steel Workers of America (USWA), as it relates to J&L's employees (as described in the notes to these unaudited pro-forma condensed combined financial statements), as if this transaction had occurred on March 31, 2004. The following unaudited condensed combined statement of operations for the three months ended March 31, 2004 and year ended December 31, 2003 give effect to the transaction as if it had been consummated at January 1, 2003.

The unaudited pro forma condensed combined financial statements have been developed from (a) the unaudited consolidated financial statements of Allegheny Technologies for the three months ended March 31, 2004, and the audited consolidated financial statements of Allegheny Technologies for the year ended December 31, 2003, and (b) the unaudited financial statements of J&L for the three month period ended March 31, 2004 and the audited consolidated statement of operations of J&L for the year ended December 31, 2003.

The pro forma financial information herein is based on available information and certain assumptions that management believes are reasonable and which are described in the accompanying notes. In the opinion of management, all adjustments have been made to these financial statements to fairly present the unaudited pro forma condensed combined statements of operations and balance sheet. The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Allegheny Technologies would have been had these transactions occurred on the dates assumed, nor is it necessarily indicative of future consolidated results of operations or financial position. The pro forma financial information herein does not give affect to additional cost savings and synergies that the Company anticipates achieving following the acquisition. A number of factors may affect ATI's results. The unaudited pro forma condensed combined financial statements should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of Allegheny Technologies.

                      ALLEGHENY TECHNOLOGIES INCORPORATED
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AS OF MARCH 31, 2004
                             (dollars in millions)

                                                       ATI        J&L     Adjustments  Adjusted  Pro Forma         Pro Forma
                                                   Historical  Historical  to J&L (1)    J&L    Adjustments           ATI
                                                   ----------   --------   --------   --------  -----------       ----------
ASSETS
      Cash and cash equivalents ...............    $     67.3   $   17.1   $  (17.1)  $    -    $   (7.5)  (2)    $     59.8
      Accounts receivable, net ................         311.0       34.0        -         34.0       -                 345.0
      Inventories, net ........................         366.9       88.5       (3.1)      85.4      (1.8)  (3)
                                                                                                    (1.4)  (4)         449.1
      Income tax refunds ......................           0.3        -          -          -          -                  0.3
      Prepaid expenses and other
        current assets ........................          37.3        2.5       (2.5)       -          -                 37.3
                                                   ----------   --------   --------   --------  --------          ----------
          Total current assets ................         782.8      142.1      (22.7)     119.4     (10.7)              891.5

      Property, plant &
        equipment, net ........................         711.2        0.6       (0.6)       -        31.1   (3)         742.3
      Cost in excess of net
        assets acquired .......................         206.3        -          -          -         -                 206.3
      Deferred pension asset ..................         144.0        -          -          -         -                 144.0
      Deferred income taxes ...................          34.3        -          -          -         -                  34.3
      Other assets ............................          62.7        3.3       (2.6)       0.7       1.4   (4)          64.8
                                                   ----------   --------   --------   --------  --------          ----------
      Total assets ............................    $  1,941.3   $  146.0   $  (25.9)  $  120.1  $   21.8          $  2,083.2
                                                   ==========   ========   ========   ========  ========          ==========

LIABILITIES AND EQUITY
      Accounts payable ........................    $    219.4   $   33.3   $   -      $   33.3  $   -             $    252.7
      Accrued liabilities .....................         207.5       19.0       (6.5)      12.5       7.4   (3)         227.4
      Short term debt and current
        portion of long-term debt .............          21.8      274.7     (274.2)       0.5       7.5   (2)
                                                                                                     2.4   (5)          32.2
                                                   ----------   --------   --------   --------  --------          ----------
          Total current liabilities ...........         448.7      327.0     (280.7)      46.3      17.3               512.3

      Long-term debt ..........................         512.4        3.1        -          3.1      52.2   (2)
                                                                                                    (1.3)  (5)         566.4
      Accrued postretirement
        benefits ..............................         518.0      176.2     (176.2)       -        21.9   (3)         539.9
      Pension liabilities .....................         238.6        -          -          -                           238.6
      Other long-term liabilities .............          87.3        3.5        -          3.5      (1.1)  (5)          89.7
                                                   ----------   --------   --------   --------  --------          ----------
          Total liabilities ...................       1,805.0      509.8     (456.9)      52.9      89.0             1,946.9

      Total equity (deficit) ..................         136.3     (363.8)     431.0       67.2     (67.2)  (2)         136.3
                                                   ----------   --------   --------   --------  --------          ----------
      Total liabilities and equity (deficit) ..    $  1,941.3   $  146.0   $  (25.9)  $  120.1  $   21.8          $  2,083.2
                                                   ==========   ========   ========   ========  ========          ==========


Notes to Unaudited Pro forma Condensed Combined Balance Sheet
(In millions)

     (1) Column reflects elimination of assets and liabilities not purchased or assumed from J&L. The net difference between the assets and liabilities not purchased or assumed is reflected in stockholders' equity. ATI purchased the accounts receivable, inventory, and certain property, plant and equipment. In addition, the Company assumed certain liabilities consisting primarily of current trade payables and specific employee liabilities.

     (2)  Purchase price of J&L, was comprised of:
          Cash paid at closing                             $     7.5
          Note payable on June 1, 2005                           7.5
          Promissory Note payable through 2011                  52.2
                                                         -----------------
                                                           $    67.2
                                                         =================

          The Note payable due June 1, 2005 is non-interest bearing. The source of funds paid at closing was operating cash flow.

     (3)  Reflects preliminary purchase price allocations, as follows:
          Book value of net assets acquired                        $   67.2
          Inventory fair value adjustments, net of reclasses           (1.8)
          Employee and acquisition cost liabilities recorded (a)       (7.4)
          Other post-employment benefit obligations recorded (a)      (21.9)
          Fixed asset fair value adjustments                           31.1
                                                                 --------------
          Purchase price                                           $   67.2
                                                                 ==============

          (a) Employee liabilities, including other post-retirement benefit obligations, recorded as conditions precedent to closing.

          In accordance with the J&L asset purchase agreement, the purchase price is subject to adjustment based upon an audit of the working capital balances. The audit is on-going, and per the terms of purchase agreement, is required to be completed 60 days post closing.

     (4)  Balance sheet reclass to conform to ATI presentation.

     (5) Reclass of long-term debt and capital lease obligations to short-term debt based on planned repayments.

                      ALLEGHENY TECHNOLOGIES INCORPORATED
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 2004
                  (dollars in millions, except per share data)




                                            ATI                J&L           Pro Forma           Pro Forma
                                         Historical        Historical       Adjustments             ATI
                                         ----------        ----------       -----------           --------
Sales .................................  $   577.8           $   128.3           $   -             $  706.1
Costs and expenses:
  Cost of sales .......................      567.4               117.5             (19.7)(1)
                                                                                     0.7 (2)
                                                                                     0.4 (3)          666.3
  Selling and administrative
    expenses ..........................       53.7                22.5               -                 76.2
                                         ---------           ---------           -------           --------
Loss before interest, other
  income and income taxes .............      (43.3)              (11.7)             18.6              (36.4)

Interest expense, net .................        8.2                 0.9              (0.9)(4)
                                                                                     0.4 (5)            8.6
Other income (expense), net ...........        1.1                (0.1)              -                  1.0
                                         ---------           ---------           -------           --------
Loss before income tax
  provision (benefit) .................      (50.4)              (12.7)             19.1              (44.0)
Income tax provision (benefit)  .......        -                   -                 -                  -
                                         ---------           ---------           -------           --------
Net loss ..............................  $   (50.4)          $   (12.7)          $  19.1           $  (44.0)
                                         =========           =========           =======           ========

Basic and diluted net loss per
  common share ........................  $   (0.63)                                                $  (0.55)
                                         =========                                                 ========


Notes to Unaudited Pro forma Condensed Combined Statement of Operations - Three Months Ended March 31, 2004
(In millions)

     (1) Elimination of historical pension and Other Post-Employment Benefits ("OPEB") expenses for benefit plans not assumed by ATI.
     (2) Pension and OPEB expenses under the terms of the new ATI collective bargaining agreement for hired employees.
     (3) Depreciation expense on fair value of property, plant and equipment acquired.
     (4) Elimination of intercompany interest between J&L and its parent company.
     (5)  Interest on $52.2M Promissory Note payable related to J&L acquisition.

                      ALLEGHENY TECHNOLOGIES INCORPORATED
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                  (dollars in millions, except per share data)




                                             ATI                J&L           Pro Forma             Pro Forma
                                          Historical        Historical       Adjustments               ATI
                                       -----------------  ----------------  ---------------      ----------------
Sales ..............................   $   1,937.4         $    431.6         $         -            $   2,369.0
Costs and expenses:
  Cost of sales ......................     1,873.6              438.8               (23.1) (1)
                                                                                      2.6  (2)
                                                                                    (23.3) (3)
                                                                                      1.7  (4)           2,270.3
  Selling and administrative
    expenses .........................       248.8               46.6                (3.0) (5)             292.4
  Restructuring costs ................        62.4              269.6              (242.1) (6)
                                                                                    (27.5) (7)              62.4
                                       -----------         ----------         -----------            -----------
Loss before interest, other
  income and income taxes ............      (247.4)            (323.4)              314.7                 (256.1)

Interest expense, net ................        27.7                4.2                (4.1) (8)
                                                                                      1.5  (9)              29.3
Other income (expense), net ..........        (5.1)              (3.2)                  -                   (8.3)
                                       -----------         ----------         -----------            -----------
Loss before income tax
  provision (benefit) and
  cumulative effect of change
  in accounting principle ............      (280.2)            (330.8)              317.3                 (293.7)
Income tax provision (benefit)  ......        33.1               (2.4)                2.4 (10)              33.1
                                       -----------         ----------         -----------            -----------
Net loss before cumulative
  effect of change in
  accounting principle ...............      (313.3)            (328.4)              314.9                 (326.8)
Cumulative effect of change
  in accounting principle ............        (1.3)                 -                  -                    (1.3)
                                       -----------         ----------         -----------            -----------
Net loss ............................. $    (314.6)        $   (328.4)        $     314.9            $    (328.1)
                                       ===========         ==========         ===========            ===========

Basic and diluted net loss per
  common share before
  cumulative effect of change
  in accounting principle ............ $     (3.87)                                                  $     (4.04)
Cumulative effect of change
  in accounting principle ............       (0.02)                                                        (0.02)
                                       -----------                                                   -----------
Basic and diluted net loss per
  common share ....................... $     (3.89)                                                  $     (4.06)
                                       ===========                                                   ===========


Notes to Unaudited Pro forma Condensed Combined Statement of Operations - Year Ended December 31, 2003
(In millions)

     (1) Elimination of historical Pension and OPEB expenses for benefit plans not assumed by ATI.
     (2) Pension and OPEB expenses under the terms of the new ATI collective bargaining agreement for hired employees.
     (3) Elimination of depreciation & amortization expense recognized by J&L for 2003 prior to asset impairment charge.
     (4) Depreciation expense on fair value of property, plant & equipment acquired.
     (5) Elimination of intercompany management fees paid by J&L to its parent company.
     (6) Pro forma results exclude the 2003 asset impairment charge, as the J&L Asset Purchase Agreement did not assign any value to the fixed assets acquired.
     (7) Elimination of benefit plan curtailment charge for J&L employee benefit plans not assumed by ATI.
     (8) Elimination of intercompany interest between J&L and its parent company.
     (9) Interest on $52.2 million Promissory Note payable related to J&L acquisition.
     (10) Reversal of J&L income tax benefit.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                ALLEGHENY TECHNOLOGIES INCORPORATED


                                By:     /s/ Jon D. Walton
                                    --------------------------------------------
                                     Jon D. Walton
                                     Executive Vice President - Human Resources,
                                     Chief Legal and Compliance Officer


Date: July 12, 2004

                                INDEX TO EXHIBITS


Exhibit
Number        Description
------        -----------

 23.1 Consent of KPMG LLP, independent public accountants for J&L Specialty Steel, LLC, filed herewith.